                                                                      EXHIBIT 21
                                                                     PAGE 1 OF 1

                              THOMAS GROUP, INC.
                         SUBSIDIARIES OF THE COMPANY

                                                        JURISDICTION OF
           SUBSIDIARY                                    INCORPORATION
----------------------------------                   ---------------------
        Thomas Group GmbH                                    Germany
 Thomas Group (Switzerland) GmbH                           Switzerland
 Thomas Group of Louisiana, Inc.                            Delaware
    Thomas Group Information
       Technologies, Inc.                                   Delaware
   Thomas Group Asia Pte. Ltd.                              Singapore
  Thomas Group of Sweden, Inc.                              Delaware